Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-164898 of Ecopetrol S. A. of our report dated July 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this annual report on Form 20-F/A for the year ended December 31, 2010.

/s/ PricewaterhouseCoopers Ltda.

Bogota, Colombia
August 5, 2011

PricewaterhouseCoopers Ltda., Calle 100 No. 11A-35, Bogotá, Colombia
Tel: (57-1) 634 0555, Fax: (57-1) 218 8544, www.pwc.com/co